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                                                                EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Parker & Parsley Petroleum Company

        We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in the methods of accounting for income taxes and for the impairment of long-lived assets and for long-lived assets to be disposed of.


                                                KPMG PEAT MARWICK LLP

Midland, Texas
May 12, 1997